Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

CoreWeave, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.000005 per share	Rule 457(h)	50,855,295(2)	$ 40.00(3)	$ 2,034,211,800.00(3)	$0.00015310	$311,437.83
Equity	Class A Common Stock, par value $0.000005 per share	Rule 457(h)	10,000,000(4)	$ 34.00(5)	$ 340,000,000.00(5)	$0.00015310	$52,054.00
Equity	Class A Common Stock, par value $0.000005 per share	Rule 457(h)	45,478,100(6)	$ 1.74(7)	$ 79,131,894.00(7)	$0.00015310	$12,115.09
Equity	Class A Common Stock, par value $0.000005 per share	Rule 457(h)	23,193,720(8)	$ 40.00(9)	$ 927,748,800.00(9)	$0.00015310	$142,038.34
Total Offering Amounts					$ 3,381,092,494.00	N/A	$517,645.26
Total Fee Offsets(10)							—
Net Fee Due							$517,645.26

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

(2)

Shares of Class A common stock reserved for issuance under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”) including 463,160 shares of Class A common stock previously reserved but unissued under the 2019 Stock Option Plan (the “2019 Plan”) that are now available for issuance under the 2025 Plan and 392,135 shares of Class A common stock withheld to satisfy tax obligations in connection with the settlement of restricted stock units upon the effectiveness of the Registrant’s Form S-1 (File No. 333-285512), which were originally issued under the 2019 Plan and were returned to the 2025 Plan pool in accordance with the terms of the 2019 Plan and the 2025 Plan. To the extent outstanding awards under the 2019 Plan are forfeited, lapse unexercised, repurchased, are used to pay the exercise price of an award or are withheld to satisfy tax obligations of an award or would otherwise have been returned to the share reserve under the 2019 Plan, the shares of Class A common stock subject to such awards instead will be available for future issuance as Class A common stock under the 2025 Plan. See footnotes (6) and (8) below.
(3)	Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of $40.00.
(4)	Represents shares of Class A common stock reserved for issuance under the 2025 Employee Stock Purchase Plan (the “ESPP”) as of the date of this Registration Statement.
(5)

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of the Registrant’s Class A common stock multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

(6)

Represents shares of Class A common stock reserved for issuance pursuant to outstanding stock option awards under the 2019 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2019 Plan are forfeited, lapse unexercised, are repurchased, are used to pay the exercise price of an award or are withheld to satisfy tax obligations of an award or would otherwise have been returned to the share reserve under the 2019 Plan, the shares of Class A common stock subject to such awards instead will be available for future issuance as Class A common stock under the 2025 Plan. See footnote (2) above.

(7)

Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $1.74 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

(8)

Represents shares of Class A common stock reserved for issuance pursuant to outstanding restricted stock unit awards under the 2019 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2019 Plan are forfeited, lapse unexercised, are repurchased, are withheld to satisfy tax obligations of an award or would otherwise have been returned to the share reserve under the 2019 Plan, the shares of Class A common stock subject to such awards instead will be available for future issuance as Class A common stock under the 2025 Plan. See footnote (2) above.

(9)	Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of $40.00.
(10)	The Registrant has no fee offsets.